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                                                                    Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Vitronics Corporation on Form S-3 (File No._____) of our report dated February 21, 1995, on our audits of the consolidated financial statements and financial statement schedule of Vitronics Corporation, which report is included in this Annual Report on Form 10-K.

Coopers & Lybrand L.L.P.

/s/ Coopers & Lybrand L.L.P.

Manchester, New Hampshire
April 24, 1995